EXHIBIT 11(B)
                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 61 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Marathon Greater China Growth Fund, of our report dated October 6, 1995, relating to EV Marathon Greater China Growth Fund, and of our report dated October 6, 1995, relating to Greater China Growth Portfolio, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1995 which is incorporated by reference in the Statement of Additional Information.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                         DELOITTE & TOUCHE LLP

December 28, 1995
Boston, Massachusetts